Exhibit 99.1

Newtek Business Services Corp. Reports Second Quarter 2015 Financial Results

Second Quarter Adjusted Net Investment Income of $0.49 Per Share

New York, N.Y. – July 29, 2015 - Newtek Business Services Corp. (“The Company”), (NASDAQ: NEWT), an internally managed business development company (“BDC”), announced today its financial results for the quarter ended June 30, 2015.

Second Quarter 2015 Financial Highlights

•	Net asset value (“NAV”) equaled $169.6 million, or $16.62 per share, at June 30, 2015 compared with NAV of $166.4 million or $16.31 per share, at December 31, 2014.

•	Adjusted net investment income[1] was $5.0 million, or $0.49 per share.

•	For the six months ended June 30, 2015 adjusted net investment income[1] was $10.3 million or $1.01 per share.

•	Total investment income for the second quarter was $5.6 million.

•	Revising loan funding forecast to between $230 million and $270 million of SBA 7(a) loans in 2015, which represents an approximate 23.6% increase over 2014.

•	At June 30, 2015 the Company’s:

•	Total investment portfolio was $226.0 million.

•	Debt-to-equity ratio was approximately 70.0%.

•	Newtek Small Business Finance, LLC, signed a lease for approximately 34,000 square feet of office space in Lake Success, New York, which will commence in early 2016. It is anticipated that consolidating portfolio companies into one space will facilitate cross selling.

•	In June 2015, Newtek Small Business Finance, LLC, restructured its $50.0 million revolving line of credit with Capital One, N.A. to remove the guarantees of the Company’s portfolio companies and also extended the term by one year.

Portfolio Company Highlights

•	In June 2015, Newtek Merchant Solutions and Newtek Technology Solutions, two of The Company’s wholly owned portfolio companies, closed a $38.0 million four-year multi-draw term loan with Goldman Sachs.

•	In July 2015, Newtek Business Services Corp. acquired Premier Payments LLC, one of the Country’s leading electronic payment processors with double-digit revenue and EBITDA year-over-year percentage growth, as a new wholly owned portfolio company, for approximately $16.5 million in cash and newly issued restricted shares of Newtek Common Stock.

•	For the second quarter of 2015, The Company’s Electronic Payment Processing business had revenue of $25.5 million, an increase of 10% over $23.2 million in the second quarter of 2014, and had Adjusted EBITDA of $2.5 million, an increase of 10% over $2.3 million in the second quarter of 2014.

Dividend Distributions

•	On July 15, 2015, the Company paid its second quarterly cash dividend of $0.47 per share.

•	The Company reaffirms the 2015 annual cash dividend forecast of approximately $1.82[2] per share.

•	Based on the final earnings and profits analysis through 2014, management has revised its forecast and anticipates paying a one-time special dividend of $3.29[2] per share by the end of 2015, of which between 24% and 27% is expected to be paid in cash, with the balance paid in newly issued shares of Newtek Common Stock. The special dividend will be reported to shareholders as a qualified dividend.

[1]	Adjusted net investment income (loss) = Net investment income (loss) + Net realized gains.
[2]	Amount and timing of dividends, if any, remain subject to the discretion of The Company’s board of directors. Amounts based on The Company’s current outstanding shares of approximately 10,348,000.

Barry Sloane, Chairman, President and Chief Executive Officer commented, “We are proud to announce our second full quarter results since converting to a BDC, having realized many accomplishments including strong and stable profitability, dividend performance and stock price appreciation, as a result of an attractively distinct and enhanced BDC business model and strategy which we intend on continuing to execute going forward. We have continued to pay our quarterly cash dividend out of cash earnings, and for the first and second quarters of 2015 have paid a total of $0.86 per share in cash dividends, which equates to approximately 85% of Newtek Business Services Corp.’s adjusted net investment income of $1.01 per share for the six months ended June 30, 2015. Additionally, we anticipate declaring and paying the special dividend in the calendar year 2015, which will add to investors’ total return for 2015. It is anticipated that the special dividend will be reported as a qualified dividend for tax purposes, and we expect to pay between 24% to 27% of this special dividend in cash, with the remainder paid in newly issued shares of Newtek Common Stock. Furthermore, our stock price increased by 17% since our BDC formation on November 12, 2014 through December 31, 2014 and, including dividends and gains, our stock price has increased by approximately 38% year to date through July 24, 2015. With very modest leverage of total BDC debt-to-equity of 0.70x as of June 30, 2015, we were able to deliver significant cash returns to our investors through capital gains, interest income and dividends from our portfolio companies. Our business services portfolio companies, including Newtek Merchant Solutions, Managed Technology Solutions and Newtek Insurance Agency, our 50-state licensed insurance company delivered steady reoccurring cash flows that traditionally have less credit sensitivity than a traditional BDC lending business.”

Mr. Sloane continued, “The management and Board of Newtek Business Services Corp. endeavors to own, operate and manage a portfolio of investments that deliver a high return on investment and cash flows, with a minimal amount of leverage and maximum amount of diversification, which we believe minimizes risk typically found in other BDCs or investments of this type. For example, the average balance of our floating-rate loan portfolio is approximately $173,000, which is indicative of our focus on financial risk management and diversification. Our recent acquisition of Premier Payments LLC, at an estimated 6 times EBITDA valuation, after applying small amounts of leverage, gives us a return on equity in excess of 20%. While we realize that we have many challenges in our underlying businesses and uncertain markets, we feel confident in our capability to continue to grow and generate healthy returns for our investors as the Company rapidly approaches a $200 million market capitalization. We plan to continue to grow our loan origination business in SBA 7(a) and SBA 504 loans as well as our accounts receivable and inventory financing business by double-digit percentages and strive to acquire portfolio companies within our business services footprint that are as attractive in scope and return as the recently completed Premier Payments LLC acquisition.”

Mr. Sloane concluded, “Our recent restructure of the $50.0 million Capital One, N.A. revolving credit facility, the new $38.0 million multi-draw term loan with Goldman Sachs, and the anticipated $50.0 million warehouse line of credit for Newtek Business Credit, one of our wholly owned portfolio companies, demonstrates our ability to leverage our portfolio companies and attract capital with lower cost of funds, which we believe will assist in furthering our growth and bolstering returns for our shareholders. We welcome investors to review our earnings presentation which is currently posted on our website and to join our conference call tomorrow at 8:30 a.m. EDT. Details regarding accessing our conference call and presentation can be found in the paragraph below.”

Investor Conference Call and Webcast

A conference call to discuss the second quarter 2015 results will be hosted by Barry Sloane, Chairman, President and Chief Executive Officer, and Jennifer Eddelson, Executive Vice President and Chief Accounting Officer, tomorrow, Thursday, July 30, 2015 at 8:30 a.m. EDT. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611.

A live audio webcast of the call with the corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation.

Use of Non-GAAP Financial Measures

In evaluating its business, Newtek considers and uses adjusted net investment income as a measure of its operating performance. Adjusted net investment income includes short-term capital gains from the sale of the guaranteed portions of SBA 7(a) loans, which is a reoccurring event. The Company defines Adjusted net investment income (loss) as Net investment income (loss) plus Net realized gains.

The Company defines Adjusted EBITDA as earnings before, interest expense, taxes, depreciation and amortization, corporate overhead allocation and stock compensation expense. Newtek uses Adjusted EBITDA as a supplemental measure to review and assess the operating performance of its portfolio companies. The Company also presents the Adjusted EBITDA of its portfolio companies because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The terms Adjusted net investment income and Adjusted EBITDA, are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted net investment income and Adjusted EBITDA, have limitations as analytical tools and, when assessing the Company’s operating performance, and that of its portfolio companies, investors should not consider Adjusted net investment income and Adjusted EBITDA in isolation, or as a substitute for net investment income (loss), or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted net investment income and Adjusted EBITDA do not reflect the Company’s, or its portfolio companies’, actual cash expenditures. Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools. The Company compensates for these limitations by relying primarily on its GAAP results supplemented by Adjusted net investment income and Adjusted EBITDA.

About Newtek Business Services Corp.

Newtek Business Services Corp., The Small Business Authority®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 SMB accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek’s products and services include: Business Lending, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Accounts Receivable Financing, The Secure Gateway, The Newtek Advantage™, Insurance Services, Web Services, Data Backup, Storage and Retrieval and Payroll.

The Small Business Authority® is a registered trade mark of Newtek Business Services Corp., and neither are a part of, or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/.

SOURCE: Newtek Business Services Corp.

Investor Relations

Contact: Jayne Cavuoto

Telephone: (212) 273-8179 / jcavuoto@thesba.com

Public Relations

Contact: Simrita Singh

Telephone: (212) 356-9566 / ssingh@thesba.com

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(In Thousands, except for Per Share Data)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Investments, at fair value
SBA unguaranteed non-affiliate investments (cost of $147,654 and $131,093, respectively; includes $119,287 and $120,990, respectively, related to securitization trust VIE)	$136,924	$121,477
Controlled investments (cost of $13,172 and $18,065, respectively)	86,618	77,499
SBA guaranteed non-affiliate investments (cost of $2,253 and $28,057, respectively)	2,521	31,486
Investments in money market funds (cost of $226 and $3,000, respectively)	226	3,000

Total investments at fair value	226,289	233,462
Cash and cash equivalents	6,092	17,813
Restricted cash	18,498	15,389
Broker receivable	24,772	—
Due from related parties	3,992	3,190
Servicing assets, at fair value	11,275	9,483
Credits in lieu of cash	1,542	2,229
Other assets (includes $2,299 and $2,550, respectively, related to securitization trust VIE)	14,869	20,266

Total assets	$307,329	$301,832

LIABILITIES AND NET ASSETS
Liabilities:
Notes payable	$26,322	$43,023
Notes payable - Securitization trust VIE	72,312	79,520
Dividends payable	4,802	—
Notes payable - related parties	19,119	—
Due to related parties	3,204	2,867
Notes payable in credits in lieu of cash	1,542	2,229
Accounts payable, accrued expenses and other liabilities	10,404	7,775

Total liabilities	137,705	135,414

Commitments and contingencies
Net Assets:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 54,000 shares, 10,206 issued and outstanding at June 30, 2015 and December 31, 2014, not including 17 shares held in escrow)	205	205
Additional paid-in capital	162,646	165,532
Distributions in excess of net investment income	(7,294)	(2,523)
Net unrealized appreciation on investments	7,220	2,609
Net realized gains on investments	6,847	595

Total net assets	169,624	166,418

Total liabilities and net assets	$307,329	$301,832

Net asset value per common share	$16.62	$16.31

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In Thousands, except for Per Share Data)

	As a Business Development Company	Prior to becoming a Business Development Company	As a Business Development Company	Prior to becoming a Business Development Company
	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Investment income:
From non-affiliate investments
Interest income	$2,231	$—	$4,356	$—
Servicing income	1,068	—	2,111	—
Other income	464	—	859	—

Total investment income from non-affiliate investments	3,763	—	7,326	—
From controlled investments
Interest income	56	—	144	—
Dividend income	1,787	—	2,874	—
Other income	—	—	12	—

Total investment income from controlled investments	1,843	—	3,030	—

Total investment income	5,606	—	10,356	—

Operating revenues:
Electronic payment processing	—	23,163	—	44,690
Web hosting and design	—	4,114	—	8,101
Premium income	—	4,992	—	10,129
Interest income	—	1,568	—	3,129
Servicing fee income – NSBF portfolio	—	915	—	1,746
Servicing fee income – external portfolios	—	1,743	—	3,537
Income from tax credits	—	15	—	28
Insurance commissions	—	416	—	801
Other income	—	1,202	—	2,054

Total operating revenues	—	38,128	—	74,215
Net change in fair value of:
SBA loans	—	118	—	(1,147)
Credits in lieu of cash and notes payable in credits in lieu of cash	—	(1)	—	—

Total net change in fair value	—	117	—	(1,147)

Expenses:
Electronic payment processing costs	—	19,575	—	37,937
Salaries and benefits	3,133	6,823	6,156	13,301
Interest	1,728	3,589	3,084	5,225
Depreciation and amortization	85	896	170	1,751
Provision for loan losses	—	139	—	(66)
Other general and administrative costs	2,955	4,934	5,717	10,415

	As a Business Development Company	Prior to becoming a Business Development Company	As a Business Development Company	Prior to becoming a Business Development Company
	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Total expenses	7,901	35,956	15,127	68,563
Net investment loss	(2,295)	—	(4,771)	—
Net realized and unrealized gain (loss):
Net realized gain on non-affiliate investments	7,340	—	15,039	—
Net unrealized depreciation on SBA guaranteed non-affiliate investments	(1,464)	—	(3,162)	—
Net unrealized depreciation on SBA unguaranteed non-affiliate investments	(470)	—	(1,136)	—
Net unrealized appreciation on controlled investments	2,019	—	9,519	—
Net unrealized depreciation on servicing assets	(256)	—	(612)	—
Net unrealized appreciation on credits in lieu of cash and notes payable in credits in lieu of cash	2	—	2	—

Net realized and unrealized gains	7,171	—	19,650	—

Income before income taxes	—	2,289	—	4,505

Net increase in net assets	$4,876	$—	$14,879	$—

Provision for income taxes	—	911	—	1,760

Net income	—	1,378	—	2,745
Net loss attributable to non-controlling interests	—	16	—	40

Net income attributable to Newtek Business Services Corp.	$—	$1,394	$—	$2,785

Weighted average common shares outstanding:
Basic	—	7,106	—	7,096

Diluted	—	7,695	—	7,692

Basic income per share	$—	$0.20	$—	$0.39

Diluted income per share	$—	$0.18	$—	$0.36

Net increase in net assets per share	$0.48	$—	$1.46	$—

Net investment loss per share	$(0.22)	$—	$(0.47)	$—

Dividends and distributions declared per common share	$0.47	$—	$0.86	$—

Weighted average shares outstanding	10,206	—	10,206	—

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES

ADJUSTED NET INVESTMENT INCOME RECONCILIATION

	For the three months ended March 31, 2015	Per share	For the three months ended June 30, 2015	Per share	For the six months ended June 30, 2015	Per share
Net investment loss	$(2,476)	$(0.24)	$(2,295)	$(0.22)	$(4,771)	$(0.47)
Net realized gain on non-affiliate investments	7,699	0.75	7,340	0.72	15,039	1.47

Adjusted net investment income	$5,223	$0.51	$5,045	$0.49	$10,268	$1.01

ELECTRONIC PAYMENT PROCESSING

ADJUSTED EBITDA RECONCILIATION

(in millions)	For the three months ended June 30, 2015	For the three months ended June 30, 2014
Pretax income	$2.17	$2.16
Interest expense	0.02	—
Depreciation and amortization	0.07	0.06
Stock compensation expense	—	0.07
Corporate overhead allocation	0.18	—

Adjusted EBITDA	$2.43	$2.29